EXHIBIT 10.1

CONSULTING AGREEMENT

This consulting agreement (“Agreement”) is entered into by and between Nexscient Inc. (“Client”) and EMS Consulting Services, LLC, a limited liability company formed and in good standing in the state of New York (“Consultant”).

R E C I T A L S

WHEREAS, Consultant has experience in the field of financial and accounting services;

WHEREAS, Consultant is willing to be engaged by Client upon the terms and conditions herein contained; and

WHEREAS, Client desires that Eric Sherb, the principal of EMS Consulting Services, LLC, serve as Chief Financial Officer of Nexscient, Inc. in connection with the consulting services to be provided hereunder; and

WHEREAS, a significant portion of Client’s business and assets are comprised of Proprietary and Confidential Information, as defined below, which Client wishes to preserve and protect;

NOW, THEREFORE, in consideration of the recitals, and of the terms, covenants, and conditions set forth herein, and for other good and valuable consideration, receipt of which is hereby acknowledged, Client and Consultant mutually agree as follows:

1. Consulting Services. Client hereby retains Consultant to render the following services to Client as specified in Appendix I.

1a. CFO Role of Eric Sherb. In addition to the consulting services described in Section 1 and Appendix I hereof, Eric Sherb, the principal of EMS Consulting Services, LLC, shall serve as Chief Financial Officer (“CFO”) of Nexscient, Inc. during the term of this Agreement. In such capacity, Eric Sherb shall exercise all authorities, duties, and responsibilities customarily associated with the position of Chief Financial Officer of a public company, including without limitation: (i) serving as a signing officer of the Company on all filings made with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, registration statements, and any amendments thereto; (ii) executing certifications required under Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, or any other applicable law or regulation, in connection with the Company’s periodic reports; (iii) signing on behalf of the Company any other legal, regulatory, or compliance documents for which the signature of a Chief Financial Officer is required or customary, including documents filed with regulatory agencies, financial institutions, transfer agents, and other third parties; (iv) overseeing and taking responsibility for the Company’s financial reporting, internal controls, and accounting functions; and (v) performing such other duties as are customarily performed by a Chief Financial Officer of a similarly situated public company. The parties acknowledge that, notwithstanding Eric Sherb’s service in the capacity of CFO, Consultant shall remain an independent contractor and nothing herein shall alter the independent contractor relationship set forth in this Agreement.

2. Relationship of Parties. This Agreement shall not constitute an employer-employee relationship, and it is the intent of each party that Consultant shall at all times be an independent contractor.

3. Term. The term of this Agreement shall commence on April 1, 2026.

4. Compensation. For services provided hereunder, Consultant shall be paid pursuant to Appendix I.

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5. Disclosure of Information. Consultant agrees that at no time (either during or subsequent to the term of this Agreement) will Consultant disclose or use, except in pursuit of the business of Client or any of its subsidiaries or affiliates, any Proprietary and Confidential Information of Client, or any subsidiary or affiliate of Client, acquired during the term of this Agreement. The term “Proprietary and Confidential Information” shall mean, but is not limited to, all information which is known or intended to be known only to Client, its subsidiaries and affiliates, and their employees, including any document, record, financial or other information of Client, or others in a confidential relationship with Client, and further relates to specific business matters such as the Client’s financial information, identity of clients and customers, policies and procedures, fee structures, trade secrets, proprietary know-how, account information, and other information relating to other business of Client, its subsidiaries and affiliates, and their employees. Consultant agrees not to remove from the premises of Client except as necessary for Consultant to perform services in accordance with the terms of this Agreement, any document, record, or other information of Client or its affiliates.

Consultant agrees to return or destroy, immediately upon termination of Consultant’s services hereunder, any and all documentation relating to Proprietary and Confidential Information of Client and of others that is in the possession of Consultant, in whatever format it may be maintained, whether provided to, or developed by, Consultant, and to provide a certificate of destruction if required by Client.

Notwithstanding the foregoing, the restrictions contained in this Section 5 shall not apply to any Proprietary and Confidential Information that (i) is a matter of public knowledge or prior personal knowledge (from a source other than a party to this Agreement or its affiliate), (ii) is independently developed by a person not a party to this Agreement without the use, directly or indirectly, of Proprietary and Confidential Information, or (iii) is required by law or the order of any court or governmental agency, or in any litigation or similar proceeding to be disclosed; provided that the disclosing party shall, prior to making any such required disclosure, notify the other party with sufficient notice to permit that party to seek an appropriate protective order.

6. Proprietary and Confidential Information of Others. Consultant acknowledges that Client does business with clients that supply Client with information of a confidential nature, and that Client has contractual obligations to preserve the confidential nature of such information. Consultant agrees to treat any information received from clients of Client as confidential, as if it were the Proprietary and Confidential Information of Client.

7. Remedies. In addition to any other remedies, which Client may have by virtue of this Agreement, Consultant agrees that in the event that a breach of the confidentiality provisions of this Agreement occurs or is threatened, Client shall be entitled to obtain an injunction against Consultant from a court of competent jurisdiction to restrain any breach of confidentiality.

8. Termination. Either party may terminate this agreement for cause at any time. Should the agreement be terminated for any reason other than gross negligence on behalf of the Consultant, accrued fees associated with the fulfilment of the contract shall be payable upon termination.

9. Limitation of Liability to Client. Notwithstanding any other provision of this Agreement, in no event shall Consultant be liable to Client for Client’s lost profits, or special, incidental, punitive or consequential damages (even if Consultant has been advised of the possibility of such damages). Furthermore, in no event shall Consultant’s liability to Client under any circumstances exceed the amount of compensation actually received by Consultant from Client under this Agreement as of a date certain. Further, Consultant will not be liable for delays or performance failures due to circumstances beyond Consultant’s control.

10. Indemnification of Consultant. Client shall indemnify, defend and hold Consultant harmless from and against any and all third party claims, liability, suits, losses, damages and judgments, joint or several, and shall pay all costs and expenses (including counsel’s fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising there from, that Consultant incurs as a result of having performed services on behalf of Client.

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11. Client’s Representations. Client represents that it has the full right and authority to enter into and perform this Agreement. The consummation of the Agreement and the transactions contemplated herein do not violate any outstanding assignments, grants, licenses, encumbrances, obligations, agreements or understanding between Client and any other person or entity. Client represents and warrants to Consultant that Client is able to timely pay Consultant all fees and expenses incurred in the performance of the services hereunder.

12. Amendments. This Agreement may be amended only in a writing signed by both parties.

13. Independent Consultant; No Agency. The parties agree that at all times during the term of this Agreement, Consultant shall continue to be an independent Consultant, and is not authorized as, nor shall be deemed to be an employee, agent, partner, joint venturer, or representative of Client. Neither party has the authority to bind the other or to incur any liability on behalf of the other, nor to direct the employees of the other. Nothing in this Agreement shall be interpreted or construed as creating or establishing the relationship of employer and employee between Client and Consultant or any employee or agent of Consultant. Consultant shall retain the right to perform services for others during the term of this Agreement.

14. Miscellaneous. No waiver by Client of any breach of this Agreement by Consultant shall be considered to be a waiver of any other breach. Should any litigation be commenced between Client and Consultant relating to any such breach, the prevailing party shall be entitled, in addition to such other relief as may be granted, reasonable costs and attorney’s fees relating to such litigation. If any term or provision of this Agreement is determined to be illegal or invalid, such illegality or invalidity shall not affect the validity of the remainder of this Agreement. This Agreement shall be governed by the laws of the State of New York.

This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of April 1, 2026.

“CLIENT”

/s/ Fred Tannous	3/31/2026
Fred Tannous	Date
Nexscient Inc.

“CONSULTANT”

/s/ Eric Sherb	3/31/2026
Eric Sherb	Date
EMS Consulting Services, LLC

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Appendix I

EMS Duties

•	Audit coordination for PCAOB audits & review

○	Primary liaison between Company & auditors
○	Assistance with all audit requests and preparation of audit ready schedules

•	Preparation of SEC ready GAAP audited financial statements
•	Helping prepare all SEC filings as needed (10-K, 10-Q, S1)
•	Uplisting / IPO readiness

○	Coordination with the working group (legal, transfer agent, edgarizer, underwriters)
○	Oversee all financial areas of the document

•	US GAAP accounting considerations on technical & complex accounting matters

○	Acquisition accounting, including purchase price allocations & consolidations
○	Debt, equity, revenue recognition, leases, capitalization of costs, etc.

•	Monthly bookkeeping and account reconciliations
•	Manage cap table
•	Other outsourced controller & back-office duties (if needed)

○	Track all vendor bills and manage payables in QB; evaluate systems used for AP
○	Payroll processing / other HR platforms
○	Establishment of financial & back-office processes as operations evolve
○	Other compliance needs

•	Cash flow forecasting
•	Signing officer of the Company (10-Q, 10-K, other SEC filings or press releases)
•	Listed within executive team for investor or marketing materials, or other purposes as needed

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